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                                                                       Exhibit 7

                      DRUEN, DIETRICH, REYNOLDS & KOOGLER
                                ATTORNEYS AT LAW
                              ONE NATIONWIDE PLAZA
                              COLUMBUS, OHIO 43216

BRIAN M. BACON         RANDALL L. ORR     (614) 249-7617
THOMAS E. BARNES       ROBERT M. PARSONS                       TELECOPIER
ROGER A. CRAIG         THOMAS J. PRUNTE                      (614) 249-2418
ELIZABETH A. DAVIN     JOSEPH P. RATH
THOMAS W. DIETRICH     ARLENE L. REILLY              WRITER'S DIRECT DIAL NUMBER
W. SIDNEY DRUEN        LUCINDA A. REYNOLDS
JEANNE A. GRIFFIN      DANIEL R. RUPP                            249-7452
LEROY JOHNSTON, III    ANNE DANZA SAXON
MARK B. KOOGLER        THERESA R. SCHAEFER
WALTER R. LEAHY        W. JOSEPH SCHLEPPI
GEORGE K. MACKLIN      DAVID E. SIMAITIS
RANDALL W. MAY         KENT N. SIMMONS
M. LINDA MAZZITTI      LEE A. THORNBURY
SANDRA L. NEELY        PHILIP W. WHITAKER
PETER J. OESTERLING    DAVID L. WHITE
                       STEVEN L. ZISSER

Practice Limited to Nationwide Insurance Companies and their associated companies

May 14, 1997

VIA EDGAR

Nationwide Life Insurance Company
One Nationwide Plaza
Columbus, OH 43216

Ladies and Gentlemen:

We have prepared the Registration Statement filed with the United States Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, Corporate Flexible Premium Variable Universal Life Insurance Policies to be sold by Nationwide Life Insurance Company (the "Company") and to be issued and administered through Nationwide VLI Separate Account-2. In connection therewith, we have examined the Articles of Incorporation and Code of Regulations of the Company, minutes of meetings of the Board of Directors, pertinent provisions of federal and Ohio laws, together with such other documents as we have deemed relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that:

1. The Company is a stock life insurance company duly organized and validly existing under the laws of the State of Ohio and duly authorized to issue and sell life, accident and health insurance and annuity contracts.

2. Nationwide VLI Separate Account-2 has been properly created and is a validly existing separate account pursuant to the laws of the State of Ohio.

3. The issuance and sale of the Corporate Flexible Premium Variable Universal Life Insurance Policies have been duly authorized by the Company. When issued and sold in the manner stated in the prospectus constituting a part of the Registration Statement, the policies will be legal and binding obligations of the Company in accordance with their terms, except that clearance must be obtained, or the policy must be approved, prior to the issuance thereof in certain jurisdictions.


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Nationwide Life Insurance Company
May 14, 1997

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We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus contained in the Registration Statement.

Very truly yours,

DRUEN, DIETRICH, REYNOLDS & KOOGLER

Brian M. Bacon